Exhibit 10.1

MEMBERSHIP INTEREST PURCHASE AGREEMENT

THIS MEMBERSHIP INTERESTAGREEMENT (“Agreement”) is made as of the 31st day of December, 2016 by and between: (a) Waste Recovery Enterprises, LLC, a Florida Limited Liability Company (the “Buyer’) that is a wholly owned subsidiary of National Waste Management Holdings, Inc. (“National Waste”); and: (b) Mark Wachtel (“Seller Wachtel”), and Northeast Data Destruction & Recycling, LLC, a New York Limited Liability Company (“Northeast”).

RECITALS:

WHEREAS, Seller Wachtel owns 50% of the Membership Interests of Northeast (the “Membership Interests”).

WHEREAS, Northeast is in the business of document and hard drive destruction, including one-time or periodic shredding of documents on or off-site for businesses and personal clients.

WHEREAS, the Seller desires to sell and the Buyer desires to purchase the Membership Interests, assets and the business of Northeast (the “Business”) through their purchase of the Membership Interests on the terms and conditions contained herein.

AGREEMENT:

NOW, THEREFORE, the parties agree as follows:

PURCHASE AND SALE OF MEMBERSHIP INTERESTS /PURCHASE PRICE/ASSUMED
LIABILITIES/PREMISES

1. Purchase and Sale of Membership Interests. Buyer hereby agrees to buy, and Seller agrees to sell, assign, transfer and deliver to Buyer all of Seller’ right, title and interest in Memberships Interests and to thereby convey, assign, transfer all of Seller’s assets utilized, directly or indirectly, in the operation of the Business, including all of Seller’s right, title and interest in and to the Seller’s assets customer lists, equipment, goodwill, source code, object code, flow charts and all related documentation, all copyrights, trade secrets, rights and intellectual property contained therein, trademarks. Lease agreements, phone numbers and listings, catalogs, marketing materials, brochures and all contract rights (the “Assets”). All tangible assets acquired by buyer are listed on Exhibit A hereto.

2. Purchase Price. The total purchase price for the 50% membership interest held by Wachtel (“Purchase Price”) shall be one hundred thousand dollars ($100,000) and 400,000 Restricted Common Stock Shares of National Waste and shall be payable by the Buyer at closing as follows: (a) $100,000 in cash or certified funds at the Closing Date to Seller Wachtel; and (b) 400,000 Restricted Common Stock Shares of National Waste to Seller Wachtel.

3. Assumed Liabilities/Receivables. Buyer shall assume only the liabilities included in exhibit B. Seller is responsible for all other liabilities, obligations, taxes of any kind, whether state or federal, or any other undertakings of Seller of any kind or nature whatsoever, except as specifically provided herein in Exhibit B. Seller will retain any outstanding receivables at closing. Seller Wachtel will provide a listing of receivables outstanding as of the Closing (see Exhibit C). Seller will continue to collect those receivables on behalf of the Company and deposit those receivables in the bank accounts used by Northeast prior to the sale. Seller Wachtel will payoff all liabilities of the Company not included in Exhibit B with these receivables and then split the receivables with Seller Teelon upon final collection of all receivables and final payoff of all liabilities not included in Exhibit B, incurred by Northeast prior to the closing. All receivables collected after closing related to sales of Northeast after the closing will be deposited in the Company’s newly opened bank accounts and will be controlled by NWMH. Seller Wachtel agrees to provide the bank statements and deposit slips related to the collected receivables within 10 days of request in order for the Buyer to verify that only receivables included in Exhibit C are deposited into this account.

4. Premises. The Buyer shall be entitled to use, on or after the Closing Date, the Seller’s leased premises located at 615 Route 28 Kingston, NY 12401 (the “Premises”) and “Other Services” supplied with the Premises.

REPRESENTATIONS AND WARRANTIES OF SELLER

5. Representations and Warranties of Seller. Seller represents and warrants that the following are true on the date hereof and shall be true as of the Closing Date (as if made at the Closing), and shall survive the Closing:

(a) Organization and Authority. Northeast is a Limited Liability Company duly organized, validly existing and in good standing under the laws of the State of New York, has all requisite corporate power and authority to own its properties and assets including, without limitation, the Assets, and to conduct the Business as it is now being conducted

(b) Member Approval. The execution and delivery of this Agreement has been approved by Northeast’s sole Members, Seller Wachtel and Seller Teelon.

(c) Northeast Limited Liability Operating Agreement. The sale of the Assets by Seller Wachtel and Seller Teelon do not violate any provisions of the Northeast Operating Agreement.

(d) Title to Assets. The Seiler and/or Northeast holds title to the Assets free and clear of all liens; (e) all of the Assets are free and clear of all mortgages, charges, encumbrances, equities, pledges, security interests, conditional sales contracts or claims of any nature whatsoever as of the Closing Date, except in the case that National Waste will be assuming debt related to financed equipment as described in Exhibit B hereto.

(e) Marketable Title. The Seller and/or Northeast have good and marketable title to the Assets, including copyright and trademarks, and has all necessary rights to enter this Agreement without violating any other agreement or commitment of any sort. Further, the Assets do not infringe or constitute a misappropriation of any trademark, patent, copyright, trade secret or other proprietary right of any third party and Buyer’s use, modification, sale, licensing and/or distribution of the services and products shall not violate any rights of any kind or nature of any third party.

(f) Equipment. All the furniture, fixtures, and equipment included as part of the Assets in this Agreement are transferred “as is.” The Seller hereby assigns to Buyer as of the Closing Date, to the extent assignable, all warranties covering such property existing as of the Closing Date. The customer lists include all the customer accounts of Northeast at the Closing.

(g) Customer Accounts. Seller makes the following representations and warranties regarding the Customer Accounts: (a) All Customer Accounts are presently in effect and all of the Customer Accounts agreements, are transferred to Buyer, and each Customer Account has been serviced by the Seller within the last twelve months prior to the Closing Date; (h) Seller does not represent or warrant that any consents from Customers on the transfer of their Accounts, whether required or not, have been received; (b) Seller has collected no deposits from any Customer and owes no funds to any Customer related to any such deposit; (d) Seller is not aware of any products that are, as of the Closing Date, not in good working order and condition; and (d) no significant customers of Seller has indicated at the Closing Date to Seller that it intends to cease doing business with Seller or in any way materially alter the amount of business currently conducted with Seller.

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(h) Laws, Regulations, Licenses and Permits. To the best of the Seller’s knowledge, Seller has complied with all applicable laws, statutes, orders, rules, regulations and requirements promulgated by governmental or other authorities relating to the Business or the Assets except where non-compliance would not have material adverse effects on the Business. Seller has not received any notice of any sort of alleged violation of any such statute, order, rule, regulation or requirement. To the best of the Seller’s knowledge, Seller possesses all necessary permits, license approvals and notifications, governmental or otherwise, necessary for the operation of the Seller’s business except where non-compliance would not have material adverse effects on the Business.

(i) Absence of Undisclosed Liabilities. Seller is not aware of any liabilities or obligations of any nature, whether secured or unsecured, disclosed or undisclosed, accrued, absolute, contingent or otherwise, whether due or to become due, that would, individually or in the aggregate, materially affect the Assets, or the business, financial condition, or prospects of Seller. All debts, liabilities and obligations incurred after the last issued Financial Statements have been incurred in the ordinary course of business, and are usual and ordinary in amount both individually and in the aggregate.

(j) Tax Returns. Seller has timely and properly filed all federal, state, local and foreign tax returns, including but not limited to income, franchise, sales, payroll, employee withholding and social security and unemployment, which were required to be filed. Seller has paid or made adequate provision in reserves reflected in the financial statements which are included in the financial information for the payment of all taxes, including interest and penalties, and withholding amounts owed by it or assessable against it. All such tax returns are true, complete and correct. No tax deficiencies have been proposed or assessed against Seller and, to the best of Seller’s knowledge upon due inquiry, there is no basis in fact for the assessment of any tax or penalty tax against it.

(k) Tax Liens. The Seller is not aware of any tax liens on any property or assets of Seller.

(1) Financial Statements. Buyer has accessed Seller’s Financial Statements. The Financial Statements are complete and correct in all material respects, have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of prior years, and fairly present the financial position of Seller as of the date on the Financial Statements.

(m) Trademarks, Trade Names, Copyrights, Etc. Seller does not know of any asserted infringement by Seller of any trademark, service mark, trade name or copyright of another; Seller has no reason to believe that Seller is infringing a valid and enforceable trademark, service mark, trade name or copyright of another; Seller has clear record title to the trademark registrations and applications therefor, copyright registrations and applications as owned by it and has the right to use all trade names enumerated therein; Seller has not entered into any agreements, contracts or licenses that would impair its right to license the trademarks, service marks, trade names and copyrights as owned by it; Seiler has no reason to believe that any trademarks, service marks, trade names or copyrights used by Seller are, or are claimed to be, invalid.

(n) Employees. Buyer has had an opportunity to talk with Seller’s employees about the proposed sale of the 50% membership interests and its effect upon them. Buyer shall be under no obligation to hire any of Seller’s employees. Seller will be responsible for all wages and other benefits of each employee through the Closing Date.

(o) Employee Plans. Seller does not and will not have any unfunded liability for services rendered prior to the Closing Date under any employee benefit plans and the Buyer will not incur any liability under any such plans as a result of the consummation of the transactions contemplated hereby.

(p) Litigation and Other Proceedings. There are no lawsuits, administrative proceedings, governmental investigation or arbitration pending or, to the knowledge of Seller threatened against or relating to Seller or the Assets or the transactions contemplated by this Agreement that would individually or in the aggregate, materially affect the Assets or the business, financial condition, or prospects of Seller is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

(q) No Breach. Neither the execution nor the delivery of this Agreement, nor the consummation of the transactions herein contemplated, will: Violate the Articles of Incorporation, as amended, or Bylaws, as amended, of Seller. Conflict with or result in a breach or default of any term or provision of, or invalidate or given any other party any rights of acceleration, cancellation or termination with respect to any note, indenture, mortgage, deed of trust, security agreement, license agreement or other agreement or instrument to which Seller is a party or by which Seiler is bound or to which its properties are subject. Violate any law or order, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court having jurisdiction over Seller or any of its assets or right; or Result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever, on any such assets or rights other than those created or imposed by this Agreement.

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(r) Ownership of Membership Interests, Power and Authority to Sell. The Seller own all rights, title and interest in and to the Purchased Membership Interests being sold and the Membership Purchased Stock will be, on the Closing Date, free and clear of any liens, encumbrances, adverse rights and claims of any kind whatsoever other than restrictions as to marketability imposed by securities laws. The Seller have the power and authority to sell the Membership Interests being sold hereunder to the Buyer pursuant to this Agreement free and clear and to execute, deliver and otherwise perform this Agreement.

(s) Obligations to Related Parties. There are no obligations of the Seller to any of Northeast’s current or former officers, managers, directors, members, stockholders, employees.

(t) Validity and Binding Effect. The Agreement is the legal, valid and binding obligations of the Seller and Northeast, enforceable in accordance with their respective terms, subject to limitations imposed by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors.

(u) All of the outstanding Membership Interests being conveyed by the Seller are validly issued, fully paid, and non-assessable. At the Closing, the Seller shall endorse such Membership Interests certificates to the Buyer for the Purchased Membership Interests, which evidences a Fifty Percent (50%) ownership interest in Northeast. The Seller has, and upon the Closing pursuant to the terms of this Agreement, the Buyer will have, good and marketable title to the Purchased Membership Interests, free and clear of all security interests, liens, encumbrances, or other restrictions or claims, subject only to restrictions as to marketability imposed by securities laws.

(v) No Conflicts. The consummation of the transactions hereby contemplated and the performance of the obligations of the Seller and Northeast under and by virtue of this Agreement or the Ancillary Documents will not result in any breach of, or constitute a default under, any material mortgage, security deed or agreement, deed of trust, lease, bank loan or credit agreement, corporate charter or bylaws, agreement or certificate of limited partnership, license, franchise, or any other instrument or agreement to which the Seller or Northeast are a party or by which the Seller or Northeast or their respective properties may be bound or affected or to which the Seller or Northeast have not obtained an effective waiver which could reasonably be expected to have a material adverse effect on Northeast or its future operations taken as a whole.

(w) Other Agreements; No Defaults. The Seller and Northeast are not parties to any indenture, loan or credit agreement, lease or other agreement or instrument, or subject to any charter or corporate restriction that could, by virtue of containing terms and conditions other than usual and customary for the circumstances, reasonably be expected to have a material adverse effect on the Business, properties, assets, operations or conditions, financial or otherwise, of Northeast, or the ability of the Seller or Northeast to carry out their obligations under this Agreement and the Ancillary Documents to which they are a party. As of the date hereof, to the best of the Seller’ Knowledge, Northeast is not in default in any respect in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any agreement or instrument material to the Business to which it is a party, and no other default by Northeast or event has occurred and is continuing that with notice or the passage of time or both would reasonably be expected to constitute a material default by Northeast.

(x) Statements Not False or Misleading. No representation or warranty given as of the Closing Date by the Seller or Northeast contained in this Agreement, any exhibit attached hereto, the Ancillary Documents, or any statement in any document, certificate or other instrument required by the terms hereof furnished to the Buyer, contains or will contain any material untrue statement. As of the Closing Date, there is no fact known to the Seller which materially adversely affects, or in the future could reasonably be expected to materially adversely affect, the business, operations, cash flows, properties or assets or the condition, financial or otherwise, of Northeast which has not been disclosed in this Agreement, the exhibits, the Ancillary Documents, or in any documents, certificates, information or written statements furnished to the Buyer for use in connection with the transactions contemplated hereby.

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(y) Absence of Certain Changes. Since the prior six (6) months through the Closing Date, except as contemplated or permitted by this Agreement there has not been:

(i) Any material adverse change in the business, financial condition, operations, or Assets of Northeast;

(ii) Any damage, destruction, or loss, whether covered by insurance or not materially adversely affecting the properties of Northeast or the Business;

(iii) Any sale or transfer by Northeast of any tangible or intangible asset other than in the ordinary course of business, any mortgage or pledge or the creation of any security interest, lien, or encumbrance on any asset, or any lease of property, including equipment, other than tax liens with respect to taxes not yet due and contract rights of customers in inventory;

(iv) Any redemption or other repurchase by Northeast of any Membership Interest of Northeast;

(v) Any material transaction not in the ordinary course of business of Northeast;

(vi) The lapse of any material trademark, assumed name, trade name, service mark, copyright, or license or any application with respect to the foregoing;

(vii) The grant of any increase in the compensation of officers or employees (including any increase pursuant to any bonus, pension, profit-sharing, or other plan) other than customary increases on a periodic basis or required by agreement or understanding in the ordinary course of business and in accordance with past practice;

(viii) The discharge or satisfaction of any material lien or encumbrance or the payment of any material liability other than current liabilities in the ordinary course of business;

(ix) The making of any material loan, advance, or guaranty to or for the benefit of any person except the creation of accounts receivable in the ordinary course of business; or

(x) An agreement to do any of the foregoing.

(aa) Title and Related Matters. Northeast has good and marketable title to all of the Assets, which Assets are described on Exhibit A attached hereto (except properties and assets sold or otherwise disposed of subsequent to the Closing Date in the ordinary course of business or as contemplated in this Agreement), free and clear of all security interests, mortgages, liens, pledges, charges, claims, or encumbrances of any kind or character, excluding inventory subject to ordinary course of business trade terms, which will continue after Closing.

(ab) Undisciosed Liabilities. Except as and to the extent specifically reflected in Exhibit B, Northeast shall have no other material liabilities of any nature (whether accrued, absolute, contingent, known or unknown, determinable or not or otherwise) on the Closing Date.

(ac) Taxes. Northeast has timely and properly completed and filed in correct form all United States federal, state, local, foreign, and other tax returns (“Tax Returns”) and estimates of every nature required to be filed by Northeast and paid all taxes due as shown on such returns and all assessments of which notice has been received. All such Tax Returns (after giving effect to any amendments thereto) were correct and complete in all material respects and were prepared in material compliance with applicable laws and regulations. All taxes due and payable with respect to such Tax Returns, including, without limitation, any assessments imposed on or before the Closing, have been paid. Northeast and the Seller (as they relate to Northeast or the Business) have paid all taxes due and payable by them, whether or not shown as due on any Tax Return. No claim has ever been made with respect to Northeast by an authority in writing in a jurisdiction where Northeast does not file Tax Returns that Northeast is or may be subject to taxation by that jurisdiction. Northeast has withheld and paid all taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, equity owner or other Person. Neither Northeast nor the Seller has been advised, in writing, (a) that any of the Tax Returns of Northeast or the Seller have been or are currently being audited, or (b) of any deficiency, claim, issue or proposed judgment with respect to taxes of Northeast or any Seller (as they relate to Northeast or the Business). Northeast has delivered or made available to the Buyer correct and complete copies of all Tax Returns filed, examination reports, and statements of deficiencies assessed or agreed to by the Seller.

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(ad) Condition of Northeast Assets. With respect to the equipment owned, leased or used by Northeast: (i) to the best of the Seller’s Knowledge, Northeast is and at all times has been in compliance with all applicable material law relating to all such equipment; (ii) to the best of the Seller’s Knowledge, all material equipment is in serviceable condition consistent with its age and use and (ii) there are no outstanding requirements or recommendations by fire underwriters or rating boards, insurance Company or holders of mortgages or other security interests requiring or recommending any material repairs or work to be done with reference to any such equipment, and in any case only where any failure relating thereto would be reasonably likely to have a material adverse effect on Northeast.

(ae) Employment Contracts. Northeast is not bound by any employment agreements, either written or oral, with any employees or independent contractors of Northeast which are not terminable at will, except as may be prohibited by any law, rule or regulation.

(af) Employment Practices. Northeast follows all federal and state laws and regulations respecting employment and employment practices, including, without limitation, payment of payroll, withholding and unemployment taxes.

(ag) Employee Plans. On the Closing Date, Northeast does not maintain any of the following plans (the “Employee Plans”): (1) any employee pension benefit plan (as such term is defined in the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including any person, profit sharing, retirement, thrift, or stock purchase plan; (2) any employee welfare benefit (as such term is defined in ERISA): (3) any other compensation, stock option, restrictive stock, fringe benefit or retirement plan of any kind whatsoever, formal or informal, not included in the foregoing or providing for benefits for, or the welfare of, any or all of the current or former employees or agents of Northeast or any ERISA Affiliate or any of their beneficiaries or dependents, including any group health, life insurance, retiree medical, bonus, incentive or severance plan; (4) any “multi-employer” plan as such term is defined in ERISA or the Internal Revenue Code of 1986, as amended (the “IRC”); or (5) any “multi-employer welfare arrangement” as defined in ERISA.

(ah) Insurance. Northeast carries and shall continue to carry after the Closing Date insurance to protect against various risks as outlined. Each insurance policy currently held by Northeast is in full force and effect and Northeast is not in material breach of or in default under any such policy, except where any such breach or default could not be reasonably be expected to have a material adverse effect. Neither the Seller nor Northeast have received any notice of or any reason to believe that there is or has been any actual, threatened, or contemplated termination or cancellation of any insurance policy_ Northeast has not failed to give any notice or to present any claim under any insurance policy in a due and timely fashion.

(ai) Assumed Debt. The Buyer will assume the debt and required payments and payoff described in Exhibit B of this Membership Interest purchase agreement. The Buyer understands that the debt included in Exhibit B is personally guaranteed by Seller Wachtel, a 50% owner of Northeast prior to the execution of this agreement. The Buyer agrees to work with the bank to have Seller Wachtel’s guarantee removed and replaced with the Company’s guarantee. If the guarantee has not been removed within 90 days of the closing of this agreement, the Company will pay off the debt in full within 30 days. A failure to remove the guarantee of Seller Wachtel or to pay off the debt within the allotted time stated above will result in a material breach to this Contract.

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REPRESENTATIONS AND WARRANTIES OF BUYER

6. Representations and Warranties of Buyer. Buyer hereby represents and warrants that the following shall be true as of the date hereof and as of the Closing Date (as if made at the Closing), and shall survive the Closing:

(a) Organization. Buyer is a Limited Liability Company duly organized, validly existing in good standing under the laws of the State of New York and has all requisite power and authority to own its properties and conduct the business in which it is presently engaged.

(b) Authority. Buyer has all requisite power and authority, including the approval of its Board of Directors, to execute, perform, and carry out the provisions in this Agreement.

(c) Conduct Pending Closing. From the date hereof up to the Closing Date, Seller shall carry on the Business diligently, only in the ordinary course of business and in the same manner as heretofore conducted by Seller and will keep and maintain the Assets in good and safe repair and condition consistent with past practices. All other legal fees, accounting fees and broker fees, if any, and the expenses of any other services rendered or incurred relating to this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring the same.

7. Conditions to Obligations of Buyer to Proceed on the Closing Date. The obligations of Buyer to proceed on the Closing Date shall be subject to the satisfaction (or waiver by the Buyer in writing), on or prior to the Closing, of all the following conditions: (a) All representations and warranties of Seller shall be true and correct as of the Closing as if made on that date; and all covenants of the Seller to be performed prior to or as of the Closing shall have been performed. (b) Buyer shall have had the opportunity prior to the Closing Date to review the business records of the Business and Buyer shall not have discovered during such review any substantial liabilities relating to the Business that were not previously disclosed to Buyer. (c) Buyer shall have the right to talk with Seller’s employees about the proposed sale of the Membership Interest and its effect upon them at any time before Closing. Buyer shall be under no obligation to hire any of Seller’s employees.

8. Indemnification. Seller shall for a period of two years after the Closing Date, defend, indemnify and hold harmless Buyer, its successors, assigns, affiliates, licensees and sublicenses, and the respective officers, directors, agents and employees, from and against any action, suit, claim, damages, liability arising out of or in any way connected with any breach of any representation or warranty made by Seller herein. Buyer shall give Seller prompt notice of any such claim or of any threatened claim.

9. Termination. This Agreement may be terminated and the transactions completed herein may be abandoned after the date of this Agreement, but no later than the Closing Date by mutual written consent of all parties hereto; by Buyer if the conditions in Section 12 hereof have not been met and have not been waived in writing by the party seeking to terminate on or before the Closing Date; or By Seller if the conditions in Section 9 hereof have not been met and have not been waived in writing by the party seeking to terminate on or before the Closing Date.

10. Return of Purchase Price. In the event of the termination or abandonment of the Agreement, the Seller shall return the Purchase Price.

MISCELLANEOUS PROVISIONS

11. Counterparts. This Agreement may be executed in counterparts with the same effect as if the signatures thereto were on the same instrument. This Agreement shall be effective and binding upon all parties hereto when all parties have executed a counterpart of this Agreement.

12. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given, when received, if delivered by hand, telegram, telex or telecopy, and, when deposited, if placed in the mails for delivery by express mail, postage prepaid, addressed to the appropriate party. Addresses may be changed by written notice given pursuant to this paragraph, however, any such notice shall not be effective, if mailed, until three (3) working days after depositing in the mails or when received, whichever occurs first.

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13. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided, however, nothing in this Agreement is to be construed as an authorization or right of any party to assign its rights or delegate its duties under this Agreement without the prior written consent of the other party hereto.

14. Entire Agreement. This Agreement, together with the exhibits hereto and the related written agreements specifically referred to herein, represents the only agreement among the parties concerning the subject matter hereof and supersedes all prior agreements whether written or oral, relating thereto.

15. Modification and Waiver. No purported amendment, modification or waiver of any provision hereof shall be binding unless set forth in a written document signed by all parties (in the case of amendments or modifications) or by the party to be charged thereby (in the case of waivers). Any waiver shall be limited to the circumstance or event specifically referenced in the written waiver document and shall not be deemed a waiver of any other term hereof or of the same circumstance or event upon any recurrence thereof.

16. Governing Law. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of Florida.

17. Survival of Representations, Warranties and Agreements. For a period of one year after the Closing Date, all covenants, representations, warranties and agreements made by the parties hereunder shall survive the Closing Date, the delivery of the Assets, and the dissolution and liquidation of any party hereto and remain effective regardless of any investigation at any time, whether before or after the date of this Agreement, made by or on behalf of any party or of any information any party may obtain or have, whether before or after the date of this Agreement, in respect thereof and regardless of any non-exercise by a party of any rights hereunder.

18. Further Assurances. Each of the parties shall do all such acts and things and shall execute and deliver, or cause to be executed and delivered, all such documents, instruments and agreements as may be necessary or desirable to give effect to the provisions of and intent of this Agreement.

19. No Waiver; Remedies Cumulative. No failure on the part of a party hereto to exercise and no delay in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. Remedies herein provided are cumulative and not exclusive of any remedies provided by law.

20. Non-Compete. Seller covenant and agrees that he will not participate in any fashion, as owner, employee, consultant, independent contractor, shareholder, officer, director, member, manager or partner in any business operation which is involved in the business of shredding paper or hard drives within a one hundred (100) mile radius of 615 Route 28 Kingston, NY 12401 for a time period of no less than five (5) years from the date of closing.

21. Employment Agreement. Concurrently with the Closing, Buyer and Mark Wachtel shall enter into a two-year employment agreement, attached hereto as Exhibit D, pursuant to which Mark. Wachtel shall remain as an employee of National Waste.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in the manner appropriate to each, to be effective as of the day and year first above written.

BUYER:

WASTE RECOVERY ENTE LLC

By:	/s/ Louis Paveglio

SELLER:

By:	/s/ Mark Wachtel

Signature page follows

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EXHIBITS

EXHIBIT “A” — Listing of Tangible Assets Acquired by Buyer

1993 International Truck with Alagane 15 HP Shredder, 230 Volt Generator, Tipper and Scale
2010 Chevy 14’ Box Truck with Tommy lift gate
2003 Chevy Box Truck with Tommy Lift Gate

2000 Toyota Electric Forklift with KW Battery and Two KW Chargers, Model 5FBE15

Ameri-Shred 30 HP Shredder AMS - 3000 230 Volt 3 Phase

TWG 16’ Transfer Conveyer Machine Model MDS2yF175B

20’ TWG Sorting Conveyer

Closed end horizontal Bale Master Baler

Vertical Cardboard Baler - Model HP 2200

Better Shredder Hard drive Shredder - Model HD6150

5000 Capacity Arlyn Floor Scale

Amerishred Bin Tipper

200 95 Gallon Totes
250 65 Gallon Totes

300 All Source Shredding Consoles

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EXHIBIT “B” — Listing of Debt Assumed by Buyer

Loan with M&T Bank, original principal of $25,000 with an approximate balance of $23,000 and approximate payment of $500

Line of Credit with M&T bank with approximate balance of $32,000 with interest only payments of approximately $180

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